Exhibit 99.1

Crexendo Reports Second Quarter 2015 Financial Results

PHOENIX, AZ—(Marketwired – August 4, 2015)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for small, medium and enterprise level businesses, today reported financial results for its second quarter ended June 30, 2015.

Financial highlights for the second quarter 2015

Consolidated revenue for the second quarter of 2015 increased 5% to $1.9 million compared to $1.8 million for the second quarter of 2014.

Crexendo’s Hosted Telecommunications Services Segment revenue for the second quarter of 2015 increased 48% to $1.4 million compared to $963,000 for the second quarter of 2014.

Crexendo’s Web Services Segment revenue for the second quarter of 2015 decreased 44% to $469,000, compared to $845,000 for the second quarter of 2014.  Revenue from our Web Services Segment declined as anticipated due to our strategic decision to limit our provision of web services to our enterprise sized customers and the reduction in our outstanding extended payment term arrangements (EPTAs), which are recognized as revenue upon collection.

Consolidated operating expenses for the second quarter of 2015 decreased 12% to $3.0 million compared to $3.4 million for the second quarter of 2014.

On a GAAP basis, the Company reported a net loss of $(1.1) million for the second quarter of 2015, or a loss of $(0.08) per diluted common share, compared to a net loss of $(1.5) million or a loss of $(0.13) per diluted common share for the second quarter of 2014.

Non-GAAP net loss was $(734,000) for the second quarter of 2015, or a loss of $(0.06) per diluted common share, compared to a non-GAAP net loss of $(1.1) million or a loss of $(0.10) per diluted common share for the second quarter of 2014.

EBITDA for the second quarter of 2015 was a net loss of $(1.0) million compared to a net loss of $(1.4) million for the second quarter of 2014.  Adjusted EBITDA for the second quarter of 2015 was a net loss of $(742,000) compared to a net loss of $(1.1) million for the second quarter of 2014.

Financial highlights for the six months ended June 30, 2015

Consolidated revenue for the six months ended June 30, 2015 decreased 4% to $3.8 million compared to $3.9 million for the six months ended June 30, 2014.

Crexendo’s Hosted Telecommunications Services Segment revenue for the six months ended June 30, 2015 increased 43% to $2.7 million compared to $1.9 million for the six months ended June 30, 2014.

Crexendo’s Web Services Segment revenue for the six months ended June 30, 2015 decreased 49% to $1.0 million, compared to $2.0 million for the six months ended June 30, 2014.  Revenue from our Web Services Segment declined as anticipated due to our strategic decision to limit our provision of web services to our enterprise sized customers and the reduction in our outstanding extended payment term arrangements (EPTAs), which are recognized as revenue upon collection.

Consolidated operating expenses for the six months ended June 30, 2015 decreased 13% to $6.2 million compared to $7.1 million for the six months ended June 30, 2014.

On a GAAP basis, the Company reported a net loss of $(2.2) million for the six months ended June 30, 2015, or a loss of $(0.18) per diluted common share, compared to a net loss of $(3.1) million or a loss of $(0.28) per diluted common share for the six months ended June 30, 2014.

Non-GAAP net loss was $(1.4) million for the six months ended June 30, 2015, or a loss of $(0.11) per diluted common share, compared to a non-GAAP net loss of $(2.5) million or a loss of $(0.23) per diluted common share for the six months ended June 30, 2014.

EBITDA for the six months ended June 30, 2015 was a net loss of $(2.3) million compared to a net loss of $(2.8) million for the six months ended June 30, 2014.  Adjusted EBITDA for the six months ended June 30, 2015 was a net loss of $(1.6) million compared to a net loss of $(2.3) million for the six months ended June 30, 2014.

Total cash and cash equivalents, including restricted cash, as of June 30, 2015 was $1.9 million compared to $3.2 million as of June 30, 2014.

Cash used for operating activities for the six months ended June 30, 2015 was $(1.7) million compared to $(2.2) million for the six months ended June 30, 2014.  Cash used for investing activities for the six months ended June 30, 2015 was $(20,000) compared to cash provided by investing activities of $1.8 million for the six months ended June 30, 2014. Cash provided by financing activities was $629,000 for the six months ended June 30, 2015 compared to cash provided by financing activities of $5,000 for the six months ended June 30, 2014.

Steven G. Mihaylo, Chief Executive Officer commented, “We continue to grow our backlog quarter over quarter, which I believe in the hosted telecom industry is the most important metric. I believe that it is a good sign that the telecom segment continues to have steady growth.  We increased telecom revenue 7% over Q1 of this year and have seen a 43% increase compared to the first 6 months of 2014 and that growth is very exciting. I fully expect us to continue to increase backlog and telecom revenues quarter over quarter.  I am very pleased with our partner channel as we continue to increase both the number of partners and the sales from our partners. We are adding to our direct sales team and are having continued success in selling larger major accounts through this channel.  All of these things point to our success.”

Mihaylo continued, “The renewal rate of customers whose contracts have expired continues to be very high, which I find extremely satisfying. I think that is a testament to our outstanding customer service and our world class products, services and technology. We are keeping a close eye on expenses and cash burn while making necessary investments in the Company. I am convinced we will continue to grow the business organically and thru well timed accretive acquisitions. I have high expectations for the future of Crexendo.”

Conference Call

The Company is hosting a conference call today, August 4, 2015 at 5:30 PM EST. The telephone dial-in number is 888-539-3696 for domestic participants and 719-325-2362 for international participants. The conference ID to join the call is 5581878.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium and enterprise sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) growing backlog quarter over quarter being the most important metric in the hosted telecommunications space; (ii) believing  that it is a good sign that the telecom segment continues to have steady growth; (iii)   believing that telecom revenue growth is very exciting; (iv) expecting  to continue to increase telecom revenues and backlog quarter over quarter; (iv) being very pleased with the partner channel; (v)  adding to its direct sales team and are having continued success in selling larger major accounts through the channel; (vi) believing that the detailed metrics point to  success; (vi) telecom renewal rate of customers being  very high  and that being satisfying; (vii) renewals being a testament to and the Company having  outstanding customer, world class  products, services and technology; (ix) keeping a close eye on expenses and cash burn while making necessary investments in the Company; (x) being convinced it  will continue to grow the business organically and thru well timed accretive acquisitions and (xi) having high hopes for the future.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2014 as well as Form 10Qs for 2015.  These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,782	$2,906
Restricted cash	129	133
Trade receivables, net of allowance for doubtful accounts of $22 as of June 30, 2015 and $49 as of December 31, 2014	345	543
Inventories	79	72
Equipment financing receivables	153	171
Prepaid expenses and other	1,194	1,032
Total current assets	3,682	4,857

Certificate of deposit	251	251
Long-term trade receivables, net of allowance for doubtful accounts of $28 as of June 30, 2015 and $19 as of December 31, 2014	95	64
Long-term equipment financing receivables	397	455
Property and equipment, net	56	68
Deferred income tax assets, net	381	381
Intangible assets, net	552	676
Goodwill	272	272
Long-term prepaid rent	215	376
Other long-term assets	228	114
Total Assets	$6,129	$7,514

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$95	$47
Accrued expenses	1,008	1,331
Income tax payable	24	7
Contingent consideration	110	211
Deferred income tax liability	381	381
Deferred revenue, current portion	634	726
Total current liabilities	2,252	2,703

Deferred revenue, net of current portion	95	64
Other long-term liabilities	156	203
Total liabilities	2,503	2,970

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,200,624 shares outstanding as of June 30, 2015 and 12,681,617 shares outstanding as of December 31, 2014	13	13
Additional paid-in capital	56,725	55,413
Accumulated deficit	(53,112)	(50,882)
Total stockholders' equity	3,626	4,544

Total Liabilities and Stockholders' Equity	$6,129	$7,514

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$1,890	$1,808	$3,742	$3,880
Operating expenses:
Cost of revenue	855	884	1,716	1,814
Selling and marketing	580	504	1,183	1,157
General and administrative	1,375	1,548	2,935	3,298
Research and development	165	435	368	849
Total operating expenses	2,975	3,371	6,202	7,118

Loss from operations	(1,085)	(1,563)	(2,460)	(3,238)

Other income (expense):
Interest income	7	37	13	85
Interest expense	(3)	-	(13)	-
Other income, net	29	45	248	74
Total other income, net	33	82	248	159

Loss before income tax	(1,052)	(1,481)	(2,212)	(3,079)

Income tax provision	(8)	(13)	(18)	(47)

Net loss	$(1,060)	$(1,494)	$(2,230)	$(3,126)

Net loss per common share:
Basic	$(0.08)	$(0.13)	$(0.18)	$(0.28)
Diluted	$(0.08)	$(0.13)	$(0.18)	$(0.28)

Weighted-average common shares outstanding:
Basic	12,700,624	11,173,762	12,699,784	11,043,770
Diluted	12,700,624	11,173,762	12,699,784	11,043,770

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,230)	$(3,126)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of prepaid rent	161	107
Depreciation and amortization	160	393
Expense for stock options issued to employees	582	429
Gain on disposal of property and equipment	-	(1)
Amortization of deferred gain	(47)	(32)
Change in fair value of contingent consideration	-	3
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	167	461
Equipment financing receivables	76	(121)
Inventories	(7)	102
Income tax receivable	-	12
Prepaid expenses and other	(162)	(108)
Other long-term assets	(114)	76
Accounts payable, accrued expenses and other	(275)	38
Income tax payable	17	-
Deferred revenue	(61)	(445)
Net cash used for operating activities	(1,733)	(2,212)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(24)	(3)
Proceeds from sale of property and equipment	-	2,002
Acquisition of One Stop Voice	-	(195)
Purchase of long-term investment	-	(1)
Change in restricted cash	4	5
Net cash (used for)/provided by investing activities	(20)	1,808

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options	-	42
Proceeds from exercise of warrants	690	-
Payments of contingent consideration	(61)	(37)
Net cash provided by financing activities	629	5

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,124)	(399)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	2,906	3,076

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$1,782	$2,677

Supplemental disclosure of cash flow information:
Cash received/(paid) during the period for:
Income taxes, net	$(1)	$11
Supplemental disclosure of non-cash investing and financing information:
Business acquisition with stock	$-	$134
Contingent conideration related to acquisition	$-	$211
Prepayment of rent with common stock	$-	$966
Issuance of common stock from contingent consideration related to business acquisition	$40	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Hosted telecommunications services	$1,421	$963	$2,745	$1,918
Web services	469	845	997	1,962
Consolidated revenue	1,890	1,808	3,742	3,880

Income/(loss) from operations:
Hosted telecommunications services	(1,091)	(1,376)	(2,441)	(2,887)
Web services	6	(187)	(19)	(351)
Total operating loss	(1,085)	(1,563)	(2,460)	(3,238)
Other income, net:
Hosted telecommunications services	18	21	39	41
Web services	15	61	209	118
Total other income	33	82	248	159
Income/(loss) before income tax provision
Hosted telecommunications services	(1,073)	(1,355)	(2,402)	(2,846)
Web services	21	(126)	190	(233)
Loss before income tax provision	$(1,052)	$(1,481)	$(2,212)	$(3,079)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 4, 2015 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●	they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
U.S. GAAP net loss	$(1,060)	$(1,494)	$(2,230)	$(3,126)
Share-based compensation	211	265	582	429
Amortization of rent expense paid in stock, net of deferred gain	57	57	114	76
Amortization of intangible assets	58	56	123	104
Non-GAAP net loss	$(734)	$(1,116)	$(1,411)	$(2,517)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
U.S. GAAP net loss	$(1,060)	$(1,494)	$(2,230)	$(3,126)
Depreciation and amortization	73	167	160	393
Interest expense	3	-	13	-
Interest and other income	(36)	(82)	(261)	(159)
Income tax provision	8	13	18	47
EBITDA	$(1,012)	$(1,396)	$(2,300)	$(2,845)
Share-based compensation	211	265	582	429
Amortization of rent expense paid in stock, net of deferred gain	57	57	114	76
Adjusted EBITDA	$(744)	$(1,074)	$(1,604)	$(2,340)